AUXILIO, INC. ANNOUNCES CLOSING
              OF REVOLVING LOAN WITH CAMBRIA INVESTMENT FUND, L.P.

November 28, 2005 - Mission Viejo, CA - Auxilio, Inc. (AUXO.OB), a leading provider of document image management services for the healthcare industry, announced today that it has closed a revolving loan facility with Cambria Investment Fund, L.P. in the amount of $500,000. Auxilio intends to use this capital for its continued national business development activities and growth.

 "We are pleased to have received the loan from Cambria Investment Fund, which will allow Auxilio to provide us the necessary capital resources to continue to expand our operations on a national scope which is part of our current strategic plan," stated Paul Anthony, Chief Financial Officer of Auxilio.

About Cambria Investment Fund, L.P.

Cambria Investment Fund, L.P. was formed to make short-term bridge loans and private equity and structured equity investments in private and publicly-traded emerging growth companies. By pooling investors' capital to invest in the portfolio companies, the fund expects that some of the risks associated with investing in a single company will be mitigated. The fund seeks to build a diversified investment portfolio with a focus in high growth sectors, and follows an investment strategy that emphasizes investments in companies with strong business momentum, viable business models, and seasoned, operations-oriented management teams who have a demonstrated track record of success. The ffund invests in portfolio companies that generally have a valuation of between $5 to $50 million (in the case of private companies), and a total market capitalization of between $50 million and $750 million (in the case of public companies). The fund is managed by Cambria Investment Advisors, LLC and is affiliated with Cambria Capital, LLC, an NASD registered broker/dealer.

About Auxilio, Inc.
Auxilio, Inc. provides total outsourced document image management services and related financial and business processes for major healthcare facilities. The company's proprietary technologies and unique processes assist hospitals, health plans and health systems with strategic direction and services that reduce document image expenses, increase operational efficiencies and improve the productivity of their staff. Auxilio's analysts, consultants and resident hospital teams work with senior hospital financial management and department heads to determine the best possible long term strategy for managing the millions of document images produced by their facilities on an annual basis. Auxilio's document image management programs guarantee our clients immediate measurable savings, a fully outsourced process and unparalleled service. Auxilio's target market includes medium to large hospitals, health plans and healthcare systems. Customers served by Auxilio include health systems such as Raritan Bay Medical Center, California Pacific Medical Center, Memorial Health Services, St. Joseph's Health System, Catholic Healthcare West and Huntington Hospital of Pasadena, CA.

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For more information, see the company's website at www.auxilioinc.com or contact:
Paul T. Anthony
Chief Financial Officer
Auxilio, Inc.
27401 Los Altos, Suite 100
Mission Viejo, CA 92691
Tel: 949-614-0700
panthony@auxilioinc.com


Forward Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may."

Certain of these risks and uncertainties, in addition to other risks, are more fully described in the company's annual report on form 10-KSB for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on April 14, 2005. These forward-looking statements are made only as of the date of this press release, and the company assumes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.